UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 24, 2009

Circuit City Stores, Inc.

(Exact Name of Registrant as Specified in Charter)

Virginia	1-5767	54-0493875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4951 Lake Brook Dr Suite 500 Glen Allen, VA	23060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 486-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, on November 10, 2008, Circuit City Stores, Inc. (the “Company”) and each of its wholly-owned United States and Puerto Rican subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for reorganization relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”). On August 24, 2009, the Debtors and the Official Committee of Unsecured Creditors appointed in the Chapter 11 cases filed with the Bankruptcy Court a disclosure statement (the “Disclosure Statement”) and a joint plan of liquidation under Chapter 11 of the Bankruptcy Code (the “Plan”). A copy of the Disclosure Statement with the Plan attached as an exhibit thereto as filed with the Bankruptcy Court is attached hereto as Exhibit 99.1. The hearing to approve the Disclosure Statement and solicitation procedures is scheduled for September 22, 2009, as may be adjourned by the court from time to time. The deadline to object to approval of the Disclosure Statement is September 18, 2009.

Nothing in the Plan should be construed as constituting a solicitation of acceptances of the Plan unless and until the Disclosure Statement has been approved by the Bankruptcy Court and distributed to holders of claims and interests to the extent required by Bankruptcy Code section 1125. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. There can be no assurance that the Disclosure Statement will be approved by the Bankruptcy Court or that the Plan will be acceptable to the creditors or confirmed by the Bankruptcy Court.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Disclosure Statement filed August 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCUIT CITY STORES, INC. (Registrant)

Date: August 28, 2009	By:	/s/ Michelle O. Mosier
Michelle O. Mosier Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description
99.1	Disclosure Statement filed August 24, 2009